                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Enron Oil & Gas Company and subsidiaries dated March 5, 1999, included in Enron Oil & Gas Company's Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas

July 29, 1999